Exhibit 10.27

Joint Venture Agreement

Party A: Fujian Yida Tourism Group Limited

Party B: Anhui Xingguang Investment Group Co., Ltd.

Through amicable consultation, the Parties hereby agree to jointly establish a joint venture to develop the Project of Anhui Bengbu Ming Dynasty Entertainment World, on the basis of the principles of equality and mutual benefit in accordance with the Law of the People’s Republic of China on Contracts (hereinafter referred to as “the Contract Law”), and the Law of the People’s Republic of China on Companies (hereinafter referred to as “the Company Law”). Now, therefore, the Parties agree as follows:

Article 1 Whereas
Through amicable consultation, the Parties have signed with the people’s government of Bengbu, Anhui the Project Investment Contract of Ming Dynasty Entertainment World (hereinafter referred to as “the Project Investment Contract”).

Article 2 Establishment of the JV Company
The Parties hereby agree to establish the Joint Venture Company (hereinafter referred to as “the JV Company”) to fulfill the rights and liabilities prescribed in the Project Investment Contract.

Article 3 Preparation for the JV Company
After the signature of the agreement, in accordance with the proceeding of the Project, the Parties shall appoint special personnel respectively to form preparation team of the JV Company, whose main duty shall be the preparation for the establishment of the JV Company. After the JV Company is established, the preparation team shall be dismissed automatically and its duty shall be transferred to the management team of the JV Company.

Article 4 Investment Proportion
The JV Company shall be a limited liability company. Party A’s contribution to the registered capital of the JV Company shall represent 60% of the registered capital of the JV Company and Party B’s contribution to the registered capital of the JV Company shall represent 40% of the registered capital of the JV Company. The Parties shall take responsibility for the operation of the JV Company on a pro rata basis in accordance with its share of the registered capital of the JV Company and the JV Company shall be liable to its debts with all its assets. In the developing and operating process of the JV Company, the Parties shall make any increase in the registered capital in the same proportions as their originally-subscribed contributions to the registered capital. If the financing exceeding the financing quota of the JV Company needs to be guaranteed, the Parties shall provide guarantees in accordance with their registered capital proportions.

Article 5 Basic Information of the JV Company
5.1 Except for what is prescribed in this Agreement, the Parties shall make detailed covenants in the Articles of Association of the JV Company on the JV Company’s registered capital, total investment, capital contribution method, establishment of board of shareholders, board of directors, board of supervisors and their respective rights and liabilities, management organization, financial accounting, profit distribution, loss sharing, term, termination and liquidation.
5.2 The JV Company shall establish Board of Directors and Board of Supervisors. The Board of Directors shall be composed of five directors, of which three shall be appointed by Party A and two shall be appointed by Party B. The Board shall have one chairman (the legal representative of the JV Company), to be nominated by Party A, and one vice chairman, to be nominated by Party B. The Board of Supervisors shall be composed of three directors, of which two shall be appointed by Party A and one shall be appointed by Party B. The Board of Supervisors shall have one chairman, to be nominated by Party B. The Board of Directors shall be the highest authority of the JV Company but the General Manager shall be responsible for and in charge of the day-to-day operation and management of the JV Company. The General Manager shall be nominated by both Parties to be appointed by the JV Company or advertised for in the society. The concrete methods of the establishment and management of the operating and managing organization shall be prepared by the General Manager for the approval of the Board of Directors.

Article 6 Representations and Warranties
6.1	The Parties possess full power and authority to enter into this Agreement and perform their obligations prescribed in this Agreement;
6.2	The Parties are not bound by any material contract or agreement that would be violated by their execution or performance of this Agreement;
6.3	None of the information provided by the Parties contains any material statements that are false or misleading.

Article 7  Responsibility for Breach of Contract
In case of the breach of the Agreement by either party without cause, the breaching party shall compensate any direct or indirect losses suffered by the observant party as the result of the breach and assume the responsibility for breach of contract.

Article 8  Modification and Termination of the Agreement
8.1 This Agreement can be modified in light of a change of law, the implementation of a new law, a new local rule or a new agreement reached by the Parties. In the process of fulfilling this Agreement, any Party shall not modify the terms of the Agreement unless it sends a written notice to the other Party in advance and has its consent after amicable consultations. For matters not covered by this Agreement, both parties shall sign a written supplemental agreement, which shall have the equal validity with this Agreement.

8.2 This Agreement can be terminated before the establishment of the JV Company in the following situations:
A. Both Parties agree to terminate this Agreement though amicable consultations;
B. Either party breaks the Agreement without cause, and such breach is not cured within ninety (90) days of written notice to the breaching Party.
The termination of this Agreement means the termination of the rights and liabilities of the Parties under the Agreement, but the breaching Party shall assume the responsibility for breach of contract in accordance with the covenants of this Agreement and relevant laws and regulations.

Article 9  Force Majeure
If either Party is prevented from performing any of its obligations under this Agreement due to an Event of Force Majeure such as fire, flood, earthquake, storm, hurricane or war, it shall promptly notify the other Party of the occurrence of any Event of Force Majeure by telegram. Within fifteen (15) days of the occurrence of such Event of Force Majeure, the prevented Party shall provide the other Party a detailed description of the Event of Force Majeure and a valid certificate notarized by a local notary in the place where the Event of Force Majeure occurred, confirming the occurrence of such Event of Force Majeure. In light of the degree of the influence of such Event of Force Majeure on the fulfillment of the Agreement, through consultations, the Parties may choose to terminate all or part of the covenants in the Agreement or postpone the implementation of the Agreement.

Article 10     Settlement of Dispute
10.1 Any dispute arising out of or in connection with this Agreement shall be settled by both parties through equal, friendly and amicable negotiations. If such negotiations have failed to settle the dispute, either party may file a lawsuit with the people’s court with jurisdiction.
10.2 During the lawsuit procedure the Parties shall continue to observe and perform their respective obligations under this Contract, except for those arising from the provisions subject to or involved in lawsuit process.

Article 11    Other Provisions
11.1 The making, enforcing, interpreting, implementing and dispute settling of this Agreement shall be under the jurisdiction of Chinese laws.
11.2 Any amendment or supplement to this Agreement shall be recognized as part of this Agreement. Any terms and conditions in this Agreement shall be invalid if they violate the laws and regulations in effect, but it shall not influence the effectiveness of other terms and conditions.
11.3 This Agreement shall come into force when signed and chopped by both parties.

11.4 After the establishment of the JV Company, the rights and liabilities of the Parties shall be based on the Articles of Association of the JV Company. This Agreement is executed in four originals, with two for each party and with equal validity. If this Agreement is needed to go through such formalities as license and tax registration, the Parties shall make and sign more copies of this Agreement.

Party A: Fujian Yida Tourism Group Limited
Legal Representative (Signature):
Date: 04/15/2010

Party B: Anhui Xingguang Investment Group Co., Ltd.
Legal Representative (Signature):
Date: 04/15/2010